Exhibit 99.1
Silver Triangle Building
25505 West Twelve Mile Road, Suite 3000
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com
NEWS RELEASE
FOR IMMEDIATE RELEASE
Date: January 25, 2010
Investor Relations: Douglas W. Busk
Senior Vice President and Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com
NASDAQ: CACC
CREDIT ACCEPTANCE ANNOUNCES
PRICING OF $250 MILLION SENIOR SECURED NOTES OFFERING
Southfield, Michigan — January 25, 2010 — Credit Acceptance Corporation (referred to as the “Company,” “we,” “our,” or “us”) announced today that it priced $250 million of 9.125% first priority senior secured notes due 2017 (the “notes”) in its previously-announced offering in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The issue price is 97.495% of the principal amount of the notes. The closing of the sale of the notes is expected to occur on or about February 1, 2010, subject to customary closing conditions. The notes will be guaranteed by certain of the Company’s subsidiaries on a first priority senior secured basis.
We intend to use the net proceeds from the offering to repay all outstanding borrowings under our revolving credit facility with a commercial bank syndicate and, to the extent the net proceeds exceed that amount, to repay outstanding borrowings under our $325.0 million secured warehouse facility with an institutional investor.
The notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Cautionary Statement Regarding Forward-Looking Information
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. Statements in this release that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target” and those regarding our future results, plans and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements, which include statements concerning completion of the offering of the notes and application of net proceeds therefrom, represent our outlook only as of the date of this release. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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